Exhibit 5

CUSIP No. 971375126

Joint Filing Agreement

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement.

This statement on Schedule 13D is filed by Sapphire Holding S.à r.l., TDR Capital II Holdings L.P., TDR Capital LLP, Stephen Robertson and Manjit Dale.

SAPPHIRE HOLDING S.À R.L.

/s/ Emma Gilks	December 11, 2017
Emma Gilks as Attorney-in-Fact	Date

TDR CAPITAL II HOLDINGS L.P.

/s/ Emma Gilks	December 11, 2017
Emma Gilks as Attorney-in-Fact	Date

TDR CAPITAL LLP

/s/ Emma Gilks	December 11, 2017
Emma Gilks as Attorney-in-Fact	Date

MANJIT DALE

/s/ Emma Gilks	December 11, 2017
Emma Gilks as Attorney-in-Fact	Date

STEPHEN ROBERTSON

/s/ Stephen Robertson	December 11, 2017
Stephen Robertson	Date